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                                                                   EXHIBIT 3.2

                           BELDEN & BLAKE CORPORATION

                    AMENDED AND RESTATED CODE OF REGULATIONS



                                    PREAMBLE

         These Regulations of Belden & Blake Corporation, an Ohio corporation (the "Corporation"), are subject to, and governed by, the Ohio General Corporation Law and the Articles of Incorporation of the Corporation (as amended from time to time in accordance with the terms thereof, the "Articles of Incorporation"). In the event of a direct conflict between the provisions of these Regulations and the mandatory provisions of the Ohio General Corporation Law or the provisions of the Articles of Incorporation, such provisions of the Ohio General Corporation Law and/or the Articles of Incorporation, as the case may be, shall be controlling. These Regulations were adopted by the sole stockholder of the Corporation on December 16, 2004.

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

         1.1 ANNUAL MEETINGS. The annual meeting of shareholders for the election of Directors, the consideration of reports to be laid before the meeting and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the Directors or, in the absence of such designation, at 10:00 o'clock a.m. on the first Monday of the fourth month following the close of the Corporation's fiscal year. At the annual meeting of shareholders, the Corporation shall lay before the shareholders a financial statement in the form required by law.

         1.2 SPECIAL MEETINGS. Special meetings of shareholders may be called by
(a) the Chairman of the Board, if any, (b) the President (or, in the case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, if any), (c) the Directors acting at a meeting, (d) a majority of the Directors acting without a meeting, or (e) the holders of at least 25% of all shares outstanding and entitled to vote at the meeting.

         1.3 PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the Corporation unless the person(s) calling such meeting shall determine that the meeting shall be held at some other place within or without the State of Ohio and cause such place to be specified in the notice of the meeting. The Directors may authorize shareholders and proxyholders who are not physically present at a meeting of shareholders to attend such meeting by use of communications equipment that enables the shareholder or proxyholder to participate in the meeting and vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. The Directors may determine that the meeting shall not be held at any physical place, but instead shall be held solely by means of


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communications equipment. Any shareholder using communications equipment will be deemed present in person at the meeting.

         1.4 NOTICE OF MEETING; WAIVER OF NOTICE.

         (a) A written notice of each annual or special meeting of shareholders, stating the time, place (if any), and purposes of the meeting, shall be given
(i) by or at the direction of the President, the Secretary or any other person required or permitted to give such notice, (ii) not less than seven nor more than sixty days before the meeting, (iii) by personal delivery, mail, overnight delivery service or any other means of communication authorized by the shareholder to whom notice is given, and (iv) to each shareholder who is entitled to notice of the meeting and who is a shareholder of record as of the day preceding the date on which notice is given (or as of such other record date as may be fixed by the Directors). If mailed or sent by overnight delivery service, the notice shall be sent to the shareholder at the address of such shareholder as it appears on the records of the Corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for such communications.

         (b) Upon request in writing, delivered either in person or by registered or certified mail to the President or the Secretary, by any person(s) entitled to call a meeting of shareholders, the officer receiving such request shall forthwith cause notice of a meeting, to be held on the date as such officer may fix (not less than seven nor more than sixty days after the receipt of such request), to be given to each shareholder who is entitled to receive notice. If the notice is not given within fifteen days after the delivery or mailing of the request, the person(s) calling the meeting may fix the time of meeting and give notice as provided in Section 1.4(a), or cause the notice to be given by any designated representative.

         (c) Notice of the time, place (if any), and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation or these Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the shareholder of notice of the meeting.

         1.5 QUORUM; ADJOURNMENT; ACTION BY SHAREHOLDERS.

         (a) Except as otherwise required by law, by the Articles of Incorporation or by these Regulations, the presence, in person or by proxy, of shareholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.


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         (b) The holders of a majority of the voting shares represented at a meeting may adjourn the meeting from time to time whether or not a quorum is present. Notice of the adjournment of a meeting need not be given if the time and place (if any) to which it is adjourned, and the means, if any, by which shareholders can be present and vote through the use of communications equipment, are fixed and announced at the meeting.

         (c) At any meeting at which a quorum is present, all matters that come before the meeting shall be determined by the vote of the holders of a majority of the voting shares present at the meeting in person, by proxy or by the use of communications equipment, except when a different proportion is required by law, by the Articles of Incorporation or by these Regulations.

         1.6 ACTION WITHOUT A MEETING. Except as otherwise provided in Article IX of these Regulations, any action that may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

         1.7 PROXIES.

         (a) A person who is entitled to attend a meeting of the shareholders, to vote at a meeting of the shareholders, or to execute consents, waivers, or releases, may be represented at such meeting and/or may vote at such meeting, may execute consents, waivers, and releases, and may exercise any of such person's other rights, by proxy or proxies appointed by a writing signed by such person. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

         (b) Every appointment of a proxy shall be revocable unless (except to the extent otherwise provided by law) such appointment is coupled with an interest. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the Corporation or by giving notice of revocation to the Corporation in writing or in open meeting. The presence at a meeting of the person appointing a proxy does not revoke the appointment.

         1.8 SHAREHOLDER LIST. Upon request of any shareholder at any meeting of shareholders, the Corporation shall produce at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date, who are entitled to vote, showing their respective addresses and the number and class of shares held by each.

                                   ARTICLE II
                                    DIRECTORS

         2.1 NUMBER OF DIRECTORS. Until changed in accordance with the provisions of this section, the number of Directors of the Corporation shall be fixed at six. The number of Directors of the Corporation may be changed at any meeting of shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a


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majority of the voting shares of the Corporation present at the meeting in person, by proxy or by the use of communications equipment.

         2.2 ELECTION AND TERM OF OFFICE; RESIGNATIONS. Only persons nominated at a meeting of shareholders at which Directors are to be elected are eligible for election as Directors. At all elections of Directors, the candidates receiving the greatest number of votes shall be elected. Each Director shall hold office until the annual meeting of shareholders next succeeding the Director's election and until the Director's successor is elected, or until the Director's earlier death, resignation or removal. Any Director may resign at any time by oral statement to that effect made at a meeting of the Directors or by a writing to that effect delivered to the Secretary. A Director's resignation will take effect immediately or at such other time as the Director may specify.

         2.3 REMOVAL FROM OFFICE. The Directors may remove any Director and thereby create a vacancy if (a) by order of a court the Director has been found to be of unsound mind, (b) the Director is adjudicated a bankrupt, or (c) within sixty days from the date of the election of such Director the Director does not qualify by accepting in writing the election or by acting at a meeting of the Directors. Additionally, all the Directors or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power of the Corporation entitling them to elect Directors in place of those to be removed; provided, however, that unless all the Directors are removed, no individual Director may be removed if the votes of a sufficient number of shares are cast against such Director's removal that, if cumulatively voted at an election of all the Directors, would be sufficient to elect at least one Director. If a Director is removed by a vote of the shareholders, a new Director may be elected at the same meeting for the unexpired term.

         2.4 VACANCIES. The office of a Director becomes vacant if the Director dies or resigns, or if the Director is removed and a Director is not elected to fill the unexpired term. A vacancy also exists if the Directors increase the authorized number of Directors, or if the shareholders increase the authorized number of Directors but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional Directors for which provision is made, or if the shareholders fail at any time to elect the whole authorized number of Directors. The remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, fill any vacancy for the UNEXPIRED term.

                                   ARTICLE III
               AUTHORITY, MEETINGS AND COMMITTEES OF THE DIRECTORS

         3.1 AUTHORITY OF DIRECTORS. Except where the law, the Articles of Incorporation, or these Regulations require action to be authorized or taken by shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Directors.

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         3.2 MEETINGS OF THE DIRECTORS.

         (a) The Directors may provide, by by-law or resolution, for meetings of the Directors. Special meetings of the Directors also may be held at any time upon call of the Chairman of the Board, if any, by the President, or by a majority of the Directors.

         (b) Meetings of the Directors shall be held at the principal office of the Corporation unless the Directors determine that a meeting shall be held at some other place within or without the State of Ohio and cause the notice thereof to so state. Meetings of the Directors, or of any committee of the Directors, may be held through any communications equipment if all persons participating can hear each other. Participation in a meeting through communications equipment shall constitute presence at the meeting.

         (c) Except as otherwise provided in these Regulations, written notice of the time and place (if any) of each meeting of the Directors shall be given to each Director, either by personal delivery or by mail, telegram, cablegram, overnight delivery service, or by any other means of communication authorized by the Director, at least one day prior to the date of such meeting. The notice need not specify the purposes of the meeting and, unless otherwise specified in the notice, any business may be transacted at any meeting of the Directors. Notice of a meeting of the Directors may be waived in writing, either before or after the holding of the meeting, by any Director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any Director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the Director of notice of the meeting.

         3.3 QUORUM; ADJOURNMENT; ACTION BY DIRECTORS. A majority of' the whole authorized number of Directors shall constitute a quorum for the transaction of business, except that a majority of the Directors then in office shall constitute a quorum for filling a vacancy among the Directors. Whether or not a quorum is present, a majority of the Directors present may adjourn the meeting from time to time. Notice of the adjournment of a meeting of Directors need not be given if the time and place (if any) to which the meeting is adjourned are fixed and announced at the meeting. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the board, unless the act of a greater number is required by law, the Articles of Incorporation, or these Regulations.

         3.4 ACTION WITHOUT A MEETING. Any action that may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

         3.5 BY-LAWS. The Directors may adopt by-laws for their own government that are not inconsistent with law, the Articles of Incorporation, or these Regulations.

         3.6 COMMITTEES OF THE DIRECTORS.

         (a) The Directors may create one or more committees of the Directors, each of which shall consist of not less than one Director, and may authorize the delegation to any such committee of any of the authority of the Directors, however conferred, other than the authority of

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filling vacancies among the Directors or in any committee of the, Directors.
In creating any committee of the Directors, the Directors shall specify a designation by which it shall be known and shall fix its powers and authority.

         (b) The Directors may appoint one or more Directors as alternate members of any committee of the Directors, who may take the place of any absent member(s) at any meeting of such committee.

         (c) Each committee of the Directors shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors, and shall be subject to the control and direction of the Directors.

         (d) An act or authorization of an act by any committee of the Director within the authority delegated to it by the Directors shall be as effective for all purposes as the act or authorization of the Directors.

         (e) Any committee of the Directors may act (i) by a majority of its members at a meeting or (ii) by a writing or writings signed by all of its members, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chairman of the Board and one or more Vice Presidents) and assistant officers as the Directors may from time to time determine.

         4.2 ELECTION AND TERM OF OFFICE. The officers shall be elected by the Directors. The Chairman of the Board, if one is elected, shall be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers. Each officer shall hold office for one year or until the officer's earlier death, resignation, or removal. The Directors may remove any officer at any time, with or without cause. The Directors may fill any vacancy in any office occurring for whatever reason.

         4.3 DUTIES OF OFFICERS. Each officer and assistant officer shall have such duties as may be specified by law or as may be determined by the Directors from time to time. In addition to the foregoing, unless otherwise determined by the Directors, the following officers shall have the authority and shall perform the duties set forth below:

         (a) Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Directors. The general authority of the Chairman of the Board to execute on behalf of the Corporation any contracts, notes, deeds, mortgages, agreements or other documents not requiring the specific approval of the Directors or the execution of which the Directors have not specifically delegated to another individual shall be coordinate with the authority of the President.


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         (b) President. The President shall preside at all meetings of the shareholders and at all meetings of the Directors, other than those meetings of the Directors at which the Chairman of the Board, if any, presides in accordance with the provisions of Section 4.3(a). Subject to direction of the Directors and to the delegation by the Directors to the Chairman of the Board of specific or general executive supervision over the property, business, and affairs of the Corporation, the President shall have general executive supervision over the property, business, and affairs of the Corporation. The President may execute on behalf of the Corporation any contracts, notes, deeds, mortgages, agreements or other documents not requiring the specific approval of the Directors or the execution of which the Directors have not specifically delegated to another individual.

         (c) Vice President. The Vice President, if any, shall perform all of the duties of the President in case of the President's disability. The authority of the Vice President to execute on behalf of the Corporation any contracts, notes, deeds, mortgages, agreements and other documents not requiring the specific approval of the Directors or the execution of which the Directors have not specifically delegated to another individual shall be co-ordinate with the authority of the President. If more than one Vice President is elected, only the Vice President designated by the Directors shall (i) perform the duties of the President upon the President's disability and (ii) have the authority to execute on behalf of the Corporation any contracts, notes, deeds, mortgages, agreements or other documents not requiring the specific approval of the Directors or the execution of which the Directors have not specifically delegated to another individual. If the Directors fail to make such a designation, the Vice President who has held the office of Vice President for the longest consecutive period immediately prior to the President's disability shall perform the duties and have the authority described in the preceding sentence.

         (d) Senior Vice President and Executive Vice President. Any Senior Vice President or Executive Vice President shall have such duties and authority as may be determined by the Directors from time to time.

         (e) Secretary. The Secretary shall (i) keep the minutes of the meetings of the shareholders and the Directors (ii) keep such books and records as may be required by the Directors and (iii) give notices of meetings of the shareholders and the Directors required by law, these Regulations or otherwise. The Secretary shall also have the authority to execute Certificates attesting to action taken by the shareholders or Directors and to execute all documents requiring the Secretary's signature.

         (f) Treasurer. The Treasurer shall receive and have in his or her charge all money, bills, notes, bonds, securities of other corporations and similar property belonging to the Corporation, and shall do with, keep and secure this property as may be determined by the Directors. The Treasurer shall keep accurate financial accounts, hold records open for the inspection and examination of the Directors, and have the authority to execute all documents requiring the Treasurer's signature.

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                                    ARTICLE V
             TRANSACTIONS WITH DIRECTORS AND OFFICERS; COMPENSATION

         5.1 CERTAIN TRANSACTIONS.

         (a) No contract, action, or transaction shall be void or voidable with respect to the Corporation for the reason that it is between or affects the Corporation and one or more of the Directors or officers, for the reason that it is between or affects the Corporation and any other person in which one or more of the Directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested Directors or officers participate in or vote at the meeting of the Directors or a committee of the Directors that authorizes such contract, action, or transaction, if in any such case any of the following apply:

                  (i) The material facts as to the relationship or interest of such person(s) and as to the contract, action, or transaction are disclosed or are known to the Directors or the committee of the Directors, and the Directors or the committee of the Directors, in good faith reasonably justified by such facts, authorize(s) the contract, action, or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum of the Directors or the committee of the Directors;

                  (ii) The material facts as to the relationship or interest of such person(s) and as to the contract, action, or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action, or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action, or transaction; or

                  (iii) The contract, action, or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee of the Directors, or the shareholders.

         (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Directors, or of a committee of the Directors, that authorizes the contract, action, or transaction. A Director is not an interested Director solely because the subject of the contract, action, or transaction may involve or affect a change in control of the Corporation or the continuation of the Director in office as a Director of the Corporation.

         5.2 APPROVAL AND RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS. Except as otherwise provided by the Articles of Incorporation or by law, any contract, action, or transaction, prospective or past, of the Corporation, of the Directors, or of any Director or officer may he approved or ratified by the affirmative vote of the holders of a majority of the voting power of the Corporation not interested in the contract, action, or transaction, which approval or ratification shall be as valid and binding as though approved or ratified. by every shareholder of the Corporation.

         5.3 COMPENSATION. The Directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority

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to establish reasonable compensation, that may include pension, disability, and death benefits, for services to the Corporation by Directors and officers, or to delegate such authority to one or more officers or Directors.



                                   ARTICLE VI
                    LIMITATION OF LIABILITY; INDEMNIFICATION

         6.1 LIMITATION OF LIABILITY.

         (a) No person shall be found to have violated any duties to the Corporation as a Director of the Corporation in any action brought against the person (including actions involving or affecting (i) a change or potential change in control of the Corporation, (ii) a termination or potential termination of the person's service to the Corporation as a Director, or (iii) the person's service in any other position or relationship with the Corporation), unless it is proved by clear and convincing evidence that the person did not act in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances.

         (b) In performing any duties to the Corporation as a Director, the Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by (i) one or more Directors, officers, or employees of the Corporation who the Director reasonably believes are reliable and competent in the matters prepared or presented, (ii) counsel, public accountants, or other persons as to matters that the Director reasonably believes are within the person's professional or expert competence, or (iii) a committee of the Directors upon which the Director does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. A Director shall not be considered to be acting in good faith if the Director has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared by the foregoing persons to be unwarranted.

         (c) In determining what a Director reasonably believes to be in the best interests of the Corporation, the Director shall consider the interests of the shareholders and, in the Director's discretion, may consider (i) the interests of the Corporation's employees, suppliers, creditors, and customers,
(ii) the economy of the state and nation, (iii) community and societal considerations, and (iv) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

         (d) A Director shall be liable in damages for any action the Director takes or fails to take as a Director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of Directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.


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         6.2 INDEMNIFICATION. To the fullest extent not prohibited by applicable law, the Corporation shall indemnify each person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved (as a deponent, witness or otherwise) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative (including, without limitation, any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation) (hereinafter a "Proceeding"), by reason of the fact that such person is or was a Director of the Corporation or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise (hereinafter an "Indemnitee"), against all expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees, expert witnesses' fees and transcript costs) (hereinafter "Expenses"), judgments, fines, excise taxes assessed with respect to an employee benefit plan, penalties and amounts paid in settlement (such judgments, fines, excise taxes, penalties and amounts paid in settlement are hereinafter referred to as "Liabilities") actually and reasonably incurred by the Indemnitee in connection with any Proceeding, unless and only to the extent that it is determined, as provided in Section 6.5, that any such indemnification should be denied or limited. Notwithstanding the foregoing, except as to claims to enforce rights conferred on an Indemnitee by this Article VI that may be brought, initiated or otherwise asserted by the Indemnitee pursuant to Section 6.8, the Corporation shall not be required by this Section 6.2 to indemnify an Indemnitee in connection with any claim (including, without limitation, any original claim, counterclaim, cross-claim or third-party claim) in a Proceeding, which claim is brought, initiated or otherwise asserted by the Indemnitee, unless the bringing, initiation or assertion of the claim in the Proceeding by the Indemnitee was authorized or ratified by the Board of the Corporation.

         6.3 COURT-APPROVED INDEMNIFICATION. Anything contained in Section 6.2 to the contrary notwithstanding, the Corporation shall not indemnify an Indemnitee (a) in such Indemnitee's capacity as a Director of the Corporation in respect of any claim, issue or matter asserted in a Proceeding by or in the right of the Corporation as to which the Indemnitee shall have been adjudged to be liable to the Corporation for an act or omission undertaken by such Indemnitee in such capacity with deliberate intent to cause injury to the Corporation or with reckless disregard for the best interests of the Corporation or (b) in any Proceeding by or in the right of the Corporation in which the only liability is asserted pursuant to Section 1701.95 of the Ohio Revised Code against the Indemnitee, unless and only to the extent that the court of common pleas in the county in Ohio in which the principal office of the Corporation is located or the court in which a Proceeding is brought (each, a "Designated Court") shall determine, upon application of either the Indemnitee or the Corporation, that, despite the adjudication or assertion of such liability, and in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to such indemnity as the Designated Court shall deem proper. In the event of any such determination by the Designated Court, the Corporation shall timely pay any indemnification determined by the Designated Court to be proper as contemplated by this Section 6.3.


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         6.4 INDEMNIFICATION FOR EXPENSES WHEN SUCCESSFUL ON THE MERITS OR
         OTHERWISE.

         (a) Anything contained in this Article VI to the contrary notwithstanding, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter asserted therein, the Indemnitee shall be promptly indemnified by the Corporation against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

         (b) Without limiting the generality of the foregoing, an Indemnitee claiming indemnification under Section 6.4 shall be deemed to have been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter asserted therein, if such Proceeding shall be terminated as to such Indemnitee, with or without prejudice, without the entry of a judgment or order against the Indemnitee, without a conviction of the Indemnitee, without the imposition of a fine or penalty upon the Indemnitee, and without the Indemnitee's payment or agreement to pay any other Liability (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against the Indemnitee or otherwise results in a vindication of the Indemnitee).

         6.5 DETERMINATION.

         (a) Any indemnification covered by Section 6.2 and that is not precluded by Section 6.3 shall be timely paid by the Corporation unless and only to the extent that a determination is made that such indemnification shall be denied or limited because (i) the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, the Indemnitee had reasonable cause to believe that such Indemnitee's conduct was unlawful, or (ii) the Indemnitee did not actually or reasonably incur an Expense or Liability to be indemnified.

         (b) Any indemnification covered by Section 6.4 shall be timely paid by the Corporation unless and only to the extent that a determination is made that such indemnification shall be denied or limited because the Indemnitee did not actually or reasonably incur the Expense to be indemnified.

         (c) Each determination required or permitted by this Section 6.5 may be made only by a Designated Court.

         6.6 PRESUMPTIONS. Upon making any request for indemnification under this Article VI, the Indemnitee shall be presumed to be entitled to indemnification under this Article VI, and the Corporation shall have the burden of proof in the making of any determination contrary to such presumption by clear and convincing evidence. Without limiting the generality of the foregoing, for purposes of this Article VI, it shall be presumed that (a) the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe that such Indemnitee's conduct was unlawful and (c) each Liability and Expense for which indemnification is claimed was actually and reasonably incurred by the Indemnitee. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of non contendere or its equivalent, shall not, of itself, rebut any such presumption.

         6.7 ADVANCES FOR EXPENSES. The Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding at the request of the Indemnitee within thirty days after the receipt by the Corporation of a written statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection with the defense of the Proceeding and shall include or be accompanied by a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation in respect of such Expense.

         6.8 RIGHT OF INDEMNITEE TO BRING SUIT. If (a) a claim for indemnification under this Article VI is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation or
(b) a claim for advancement of Expenses under Section 6.7 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be indemnified for all the Expenses actually and reasonably incurred by the Indemnitee in prosecuting such claim in enforcing the Indemnitee's rights under this Article VI.

         6.9 NONEXCLUSIVITY. The indemnification provided by this Article VI shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the articles, the regulations, any agreement, a vote of shareholders or disinterested Directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, trustee, partner, member or manager and shall inure to the benefit of the heirs, executors and administrators of such a person.

         6.10 INSURANCE. The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee, partner, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the obligation or the power to indemnify such person against such liability under the provisions of this
Article VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

         6.11 VENUE; JURISDICTION.

         (a) Any action, suit or proceeding to determine a right to indemnification under this Article VI may be maintained by an Indemnitee claiming such indemnification or by the Corporation only in a Designated Court. Each of the Corporation and, by claiming or accepting such indemnification, any such Indemnitee consents to the exercise of jurisdiction by a Designated Court in any such action, suit or proceeding.

         (b) Any action, suit or proceeding to determine (i) the obligation of an Indemnitee under this Article VI to repay any Expenses previously advanced by the Corporation or (ii) the obligation of the Corporation under this Article VI to advance any Expenses may be maintained by the Corporation or by such Indemnitee only in a Designated Court. Each of the Corporation and, by claiming or accepting such advancements, any such Indemnitee consents to the exercise of jurisdiction by a Designated Court in any such action, suit or proceeding.

         6.12 REFERENCES. As used in Sections 6.2 through 6.11, references to the Corporation include all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director or officer of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under these sections with respect to the new or surviving corporation as such person would if such person had served the new or surviving corporation in the same capacity.

                                   ARTICLE VII
                             CERTIFICATE FOR SHARES

         7.1 FORM OF CERTIFICATES; SIGNATURES. Each holder of shares shall be entitled to one or more certificates, in the form approved by the Directors, signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, which shall certify the number and class of shares of the Corporation held by the shareholder, but no certificate for shares shall be executed or delivered until the shares are fully paid. When the certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of those officers of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to the certificate ceases to hold such office before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

         7.2 UNCERTIFICATED SHARES. The Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and that the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of such shares a written notice containing the information required to be set forth or stated on certificates pursuant to division (A) of section 1701.25 of the Ohio Revised Code.

         7.3 TRANSFER AGENTS AND REGISTRARS. The Corporation may open transfer books in any state for the purpose of transferring shares issued by it, and it may employ agents to keep the records of its shares, or to transfer or to register shares, or both, in any state. If no such transfer agent is appointed by the Corporation to act in the State of Ohio, the Corporation shall keep an office in the State of Ohio at which shares are transferable, and at which the Corporation keeps books in which are recorded the names and addresses of all shareholders and all transfers of shares.

                                  ARTICLE VIII
                                  OTHER MATTERS

         8.1 COMPUTATION OF TIME FOR NOTICE. In computing the period of time for giving notice for any purposes under these Regulations, the day on which the notice is given shall be excluded and the day when the act for which notice is given is to be done shall be included. Notice given by mail shall be deemed to have been given when deposited in the mail.

         8.2 AUTHORITY TO TRANSFER AND VOTE SECURITIES. Each officer of the Corporation is authorized to sign the name of the Corporation and to perform all acts necessary to effect on behalf of the Corporation a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation and to issue the necessary powers of attorney. Each officer is authorized, on behalf of the Corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect `thereto, or to cause any such action to be taken.

         8.3 CORPORATE SEAL. The Corporation may adopt a seal, as determined by the Directors, which seal of the Corporation shall be circular in form and shall contain the word "seal"; provided, however, that the failure to affix the corporate seal shall not affect the validity of any instrument.

         8.4 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, Directors and committees of the Directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.

         8.5 FISCAL YEAR. The fiscal year of the Corporation shall be such as established from time to time by the Board.

         8.6 RESIGNATIONS. Any Director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Corporation's President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         8.7 FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Regulations, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board.

                                   ARTICLE IX
                                   AMENDMENTS

         These Regulations may be amended or repealed, or new Regulations may be adopted, (i) at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal or (ii) without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. If the Regulations are amended or repealed, or new Regulations are adopted, without a meeting of the shareholders, the Secretary shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon but did not participate in the adoption thereof.